Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to Independent Community Bankshares, Inc. 1997 Stock Option Plan of our report dated January 22, 1999, on the consolidated financial statements of Independent Community Bankshares, Inc. as of December 31, 1998, and for the period ended December 31, 1998, which appears in the annual report on Form 10-K of Independent Community Bankshares, Inc. for the year ended December 31, 1998.



                                          /s/ Yount, Hyde & Barbour, P.C.



Winchester, Virginia
December 21, 1999